WARNER BROS. DISCOVERY
Q2 2024 Earnings Press Release | August 7, 2024

# Warner Bros. Discovery, Inc. Reports Second Quarter 2024 Earnings Results

**At Warner Bros. Discovery, our top priority is our global direct-to-consumer business and we are extremely pleased with the growing momentum we are seeing, as demonstrated by another strong quarter of growth with 3.6 million net adds, fueled by our ongoing international expansion and investment in high quality, diverse content. In light of industry headwinds, we have and will continue taking bold steps, like reimagining our existing linear partnerships and pursuing new bundling opportunities, with the goal to get Max on the devices of more consumers faster and at a fraction of the acquisition cost, and we are seeing clear evidence that these and other actions we are taking will help drive segment profitability in the second half of the year and into 2025 and beyond.**

**– David Zaslav, President & CEO**

## Q2 Financial Summary & Operational Highlights

- Q2 total revenues were $9.7 billion, a 5% ex-FX[(1)(*)] decrease compared to the prior year quarter.
- Net loss available to Warner Bros. Discovery, Inc. was $(10.0) billion, which includes a $9.1 billion non-cash goodwill impairment charge from the Networks segment, as well as $2.1 billion of pre-tax acquisition-related amortization of intangibles, content fair value step-up, and restructuring expenses.
  - The goodwill impairment was triggered in response to the difference between market capitalization and book value, continued softness in the U.S. linear advertising market, and uncertainty related to affiliate and sports rights renewals, including the NBA.
- Q2 total Adjusted EBITDA[(2)(*)] was $1.8 billion, a 15% ex-FX decrease compared to the prior year quarter.
- Cash provided by operating activities decreased to $1.2 billion. Free cash flow[(3)(*)] decreased to $1.0 billion.
- Repaid $1.8 billion of debt during Q2, ending the quarter with $3.6 billion of cash on hand, $41.4 billion of gross debt[(4)(*)], and 4.0x net leverage[(5)(*)].
  - Purchased $3.4 billion of debt for $2.6 billion through a tender offer funded by cash on hand and a €1.5 billion senior notes offering.
- Global DTC subscribers[(6)] were 103.3 million at the end of Q2, an increase of 3.6 million subscribers vs. Q1. Global DTC ARPU[(7)] was $8.00, a 4% ex-FX increase vs. the prior year quarter.
- Successfully launched Max and migrated subscribers to the new platform across Europe, including new market launches in France and Belgium. Max is now available in 65 countries and territories[(8)].
- The 2024 CNN Presidential Debate was the highest rated linear program in the history of CNN[(9)].
- TNT Sports continued to strengthen its sport portfolio with multi-year domestic agreements for BIG EAST men's and women's college basketball, the French Open, Mountain West college football, and the College Football Playoffs.
- Adult Swim Q2 primetime ratings grew 14% year-over-year, its third consecutive quarter of primetime growth[(10)].

| Three Months Ended June 30, | 2024 | 2023 | % Change | |
|---|---|---|---|---|
| *$ in millions* | | | Reported | Ex-FX[(*)] |
| **Total revenues** | $ 9,713 | $ 10,358 | (6)% | (5)% |
| **Net loss available to Warner Bros. Discovery, Inc.** | (9,986) | (1,240) | NM | NM |
| **Adjusted EBITDA[(*)]** | 1,795 | 2,149 | (16)% | (15)% |
| **Cash provided by operating activities** | 1,228 | 2,014 | (39)% | |
| **Free cash flow[(*)]** | 976 | 1,722 | (43)% | |

*NM - Not meaningful*
Numbers presented in the following materials are on a rounded basis using actual amounts. Minor differences in totals and percentages may exist due to rounding
*(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.*

1

WARNER BROS. DISCOVERY
Q2 2024 Earnings Press Release | August 7, 2024

# Studios Segment

| Three Months Ended June 30, *$ in millions* | 2024 | 2023 | % Change Reported | % Change Ex-FX(*) |
|---|---|---|---|---|
| Distribution | $ 3 | $ 3 | — % | — % |
| Advertising | — | 4 | NM | NM |
| Content | 2,237 | 2,398 | (7)% | (6)% |
| Other | 209 | 176 | 19 % | 20 % |
| Total revenues | 2,449 | 2,581 | (5)% | (4)% |
| Costs of revenues (excluding depreciation & amortization) | 1,601 | 1,645 | (3)% | (3)% |
| Selling, general and administrative | 638 | 630 | 1 % | 2 % |
| Adjusted EBITDA | $ 210 | $ 306 | (31)% | (24)% |

*(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.*

## Q2 2024 Highlights

- Studios revenues decreased 4% ex-FX to $2,449 million compared to the prior year quarter.
  - Content revenue decreased 6% ex-FX.
    - TV revenue declined 27% ex-FX, primarily driven by the timing of initial telecast productions as well as lower licensing sales.
    - Games revenue declined 41% ex-FX, primarily driven by the weak performance of *Suicide Squad: Kill the Justice League* this year, compared to the strong performance of *Hogwarts Legacy* in the prior year.
    - Theatrical revenue increased 19% ex-FX, primarily due to higher home entertainment revenue from *Dune: Part Two*, and higher box office carryover due to the performance of *Godzilla x Kong: The New Empire*, which was released at the end of March.
  - Other revenue increased 20% ex-FX, primarily driven by the June 2023 opening of Warner Bros. Studio Tour Tokyo.
- Studios operating expenses decreased 1% ex-FX to $2,239 million compared to the prior year quarter.
  - Costs of revenues decreased 3% ex-FX, primarily driven by a 35% ex-FX decline in TV content expense, partially offset by a 38% ex-FX increase in theatrical content expense.
  - SG&A increased 2% ex-FX, primarily driven by higher marketing expenses.
- Studios Adjusted EBITDA decreased 24% ex-FX to $210 million compared to the prior year quarter.



***Furiosa: A Mad Max Saga***
**Warner Bros.**



***Sweet Tooth***
**Warner Bros.**



***MultiVersus***
**Warner Bros. Games**

2

WARNER BROS. DISCOVERY
Q2 2024 Earnings Press Release | August 7, 2024

# Networks Segment

tbs CNN HGTV food Discovery TNT tvn TLC EUROSPORT

| Three Months Ended June 30, *$ in millions* | 2024 | 2023 | % Change Reported | % Change Ex-FX[*] |
|---|---|---|---|---|
| Distribution | $ 2,675 | $ 2,941 | (9)% | (8)% |
| Advertising | 2,214 | 2,448 | (10)% | (9)% |
| Content | 299 | 284 | 5 % | 5 % |
| Other | 84 | 85 | (1)% | 1 % |
| **Total revenues** | 5,272 | 5,758 | (8)% | (8)% |
| **Costs of revenues (excluding depreciation & amortization)** | 2,531 | 2,849 | (11)% | (10)% |
| **Selling, general and administrative** | 743 | 743 | — % | 1 % |
| **Adjusted EBITDA** | $ 1,998 | $ 2,166 | (8)% | (7)% |

*(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.*

## Q2 2024 Highlights

- Networks revenues decreased 8% ex-FX to $5,272 million compared to the prior year quarter. The AT&T SportsNet exit negatively impacted the growth rate by approximately 200 bps[11][*].
  - Distribution revenue decreased 8% ex-FX, primarily driven by a 9% decrease in domestic linear pay-TV subscribers and an approximately 300 bps impact from the AT&T SportsNet exit, partially offset by a 5% increase in domestic affiliate rates.
  - Advertising revenue decreased 9% ex-FX, primarily driven by domestic networks audience declines of 13% and the soft advertising market in the U.S.
  - Content revenue increased 5% ex-FX, primarily driven by the timing of third-party licensing deals, partially offset by lower inter-segment content licensing to DTC.
- Networks operating expenses decreased 8% ex-FX to $3,274 million compared to the prior year quarter. The AT&T SportsNet exit favorably impacted the growth rate by approximately 300 bps[12][*].
  - Costs of revenues decreased 10% ex-FX, primarily driven by lower content expense, including the allocation of U.S. sports costs to DTC and the AT&T SportsNet exit, which favorably impacted the growth rate by approximately 300 bps.
  - SG&A was relatively unchanged.
- Networks Adjusted EBITDA decreased 7% ex-FX to $1,998 million compared to the prior year quarter.



***24 in 24: Last Chef Standing***
**Food Network**



***Smiling Friends***
**Adult Swim**



***Stanley Cup Playoffs on TNT***
**TNT**

3

WARNER BROS. DISCOVERY
Q2 2024 Earnings Press Release | August 7, 2024

# Direct-to-Consumer Segment

HBO max discovery+

## Three Months Ended June 30,

| $ in millions | | 2024 | | 2023 | % Change Reported | % Change Ex-FX(*) |
|---|---|---|---|---|---|---|
| Distribution | $ | 2,202 | $ | 2,192 | — % | 1 % |
| Advertising | | 240 | | 121 | 98 % | 99 % |
| Content | | 123 | | 410 | (70)% | (70)% |
| Other | | 3 | | 9 | (67)% | (67)% |
| **Total revenues** | | 2,568 | | 2,732 | (6)% | (5)% |
| **Costs of revenues (excluding depreciation & amortization)** | | 2,028 | | 1,951 | 4 % | 5 % |
| **Selling, general and administrative** | | 647 | | 784 | (17)% | (17)% |
| **Adjusted EBITDA** | $ | (107) | $ | (3) | NM | NM |

*(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.*

## Q2 2024 Highlights

- Total DTC subscribers[6] were 103.3 million, an increase of 3.6 million global subscribers vs. Q1.
- DTC revenues decreased 5% to $2,568 million compared to the prior year quarter.
  - Distribution revenue increased 1% ex-FX, primarily driven by a 7% increase in subscribers following the launch of Max in Latin America in 1Q24 and in Europe in 2Q24, partially offset by continued domestic linear wholesale subscriber declines.
  - Advertising revenue increased 99% ex-FX, primarily driven by higher domestic Max engagement and ad-lite subscriber growth.
  - Global DTC ARPU[7] increased 4% ex-FX to $8.00, primarily driven by the growth of the ad-tier domestically along with continued subscriber mix shift from linear wholesale to other distribution channels, partially offset by growth in lower ARPU international markets.
  - Content revenue decreased 70%, primarily driven by lower volume of third-party licensing deals.
- DTC operating expenses decreased 1% ex-FX to $2,675 million compared to the prior year quarter.
  - Costs of revenues increased 5% ex-FX, primarily driven by higher content expense from the allocation of U.S. sports costs, partially offset by lower content licensing costs.
  - SG&A decreased 17% ex-FX, primarily driven by lower marketing costs due to the prior year launch of Max in the U.S. and lower overhead expenses.
- DTC Adjusted EBITDA was $(107) million, a $104 million increase in losses vs. the prior year.

## DTC Subscribers

| In millions, except ARPU | | Q2 2024 | Q1 2024 | Q2 2023 |
|---|---|---|---|---|
| Domestic | Total subscribers[6] | 52.4 | 52.7 | 54.0 |
| Domestic | ARPU[7] | $ 12.08 | $ 11.72 | $ 11.09 |
| International | Total subscribers[6] | 50.8 | 46.9 | 42.6 |
| International | ARPU[7] | $ 3.85 | $ 3.75 | $ 3.85 |
| Total DTC subscribers[6] | | 103.3 | 99.6 | 96.6 |
| Global ARPU[7] | | $ 8.00 | $ 7.83 | $ 7.77 |

*Note: Domestic includes the U.S. and Canada. Subscriber counts in the above table are rounded and minor differences in totals may exist. Refer to page 14 for more information.*



***House of the Dragon***
**HBO**



***Hacks***
**Max**

4

• Corporate Adjusted EBITDA loss increased by $40 million, primarily driven by higher securitization expense. 2024 2023 % Change $ in millions Reported Ex-FX(*) Adjusted EBITDA $ (285) $ (245) (16) % (19) % Three Months Ended June 30, Corporate 5 Inter-segment Eliminations 2024 2023 $ in millions Inter-segment revenue eliminations $ (577) $ (712) Inter-segment expense eliminations (556) (637) Adjusted EBITDA $ (21) $ (75) Three Months Ended June 30, Q2 2024 Earnings Press Release | August 7, 2024 (*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

WARNER BROS. DISCOVERY
Q2 2024 Earnings Press Release | August 7, 2024

# Leverage & Liquidity

## Q2 2024 Leverage Highlights

- Ended Q2 with $3.6 billion of cash on hand, $41.4 billion of gross debt(*), and 4.0x net leverage(*).
- In Q2 2024, the Company repaid $1.8 billion of debt.
  - Purchased $3.4 billion of debt for $2.6 billion through a tender offer funded by cash on hand and a €1.5 billion senior notes offering.
- As of June 30, 2024, the average duration of the Company's outstanding debt was 13.7 years with an average cost of 4.6%.
- The Company maintains an undrawn $6.0 billion revolving credit facility.

# Free Cash Flow

| | Three months ended June 30, | | | Six months ended June 30, | | |
|---|---|---|---|---|---|---|
| *$ in millions* | 2024 | 2023 | % Change | 2024 | 2023 | % Change |
| **Cash provided by operating activities** | $ 1,228 | $ 2,014 | (39)% | $ 1,813 | $ 1,383 | 31 % |
| **Purchases of property and equipment** | (252) | (292) | 14 % | (447) | (591) | 24 % |
| **Free cash flow(*)** | $ 976 | $ 1,722 | (43)% | $ 1,366 | $ 792 | 72 % |

*(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.*

## Q2 2024 Free Cash Flow Highlights

- Q2 2024 cash provided by operating activities decreased to $1,228 million from $2,014 million in the prior year quarter. Free cash flow decreased to $976 million from $1,722 million primarily driven by lower operating profits as well as higher net content investment, in part due to the prior year benefit from the WGA strike, partially offset by lower restructuring costs.
- As of June 30, 2024, the Company had $5,068 million drawn on its revolving receivables program, a $102 million decrease vs. Q1.

6

WARNER BROS. DISCOVERY

Q2 2024 Earnings Press Release | August 7, 2024

## 2024 Outlook

Warner Bros. Discovery, Inc. ("Warner Bros. Discovery", "WBD", the "Company", "we", "us", or "our" ) may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below.

## Q2 2024 Earnings Conference Call Information

Warner Bros. Discovery will host a conference call today, August 7, 2024 at 4:30 p.m. ET, to discuss its second quarter 2024 financial results. To access the webcast of the earnings call, please visit the Investor Relations section of the Company's website at www.wbd.com.

## Cautionary Statement Concerning Forward-Looking Statements

Information set forth in this communication contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. The Company's actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including but not limited to the Company's most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K.

Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements include, without limitation, statements regarding future financial and operating results, the Company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Warner Bros. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

## Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this communication may also contain certain non-GAAP financial measures, identified with an "(*)". Reconciliations between the non-GAAP financial measures and the closest GAAP financial measures are available in the financial schedules in this release and in the "Quarterly Results" section of the Warner Bros. Discovery, Inc. investor relations website at: https://ir.wbd.com.

## About Warner Bros. Discovery

Warner Bros. Discovery is a leading global media and entertainment company that creates and distributes the world's most differentiated and complete portfolio of branded content across television, film, streaming and gaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, Max, discovery+, CNN, DC, TNT Sports, Eurosport, HBO, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Pictures Animation, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com.

## Contacts

**Media**
Laura Watson
(747) 288-5397
laura.watson@wbd.com

**Investor Relations**
Andrew Slabin
(212) 548-5544
andrew.slabin@wbd.com

Peter Lee
(212) 548-5907
peter.lee@wbd.com

Gabriele Cattoni
(212) 752-8744
gabriele.cattoni@wbd.com

7

Three Months Ended June 30, Six Months Ended June 30, Unaudited; in millions, except per share amounts 2024 2023 2024 2023 Distribution $ 4,879 $ 5,135 $ 9,864 $ 10,298 Advertising 2,430 2,519 4,578 4,817 Content 2,109 2,446 4,667 5,400 Other 295 258 562 543 Total revenues 9,713 10,358 19,671 21,058 Costs of revenues, excluding depreciation and amortization 6,204 6,636 12,262 13,321 Selling, general and administrative 2,461 2,562 4,693 4,950 Depreciation and amortization 1,744 1,914 3,632 3,972 Restructuring and other charges 117 146 152 241 Impairments and loss on dispositions 9,395 6 9,407 37 Total costs and expenses 19,921 11,264 30,146 22,521 Operating loss (10,208) (906) (10,475) (1,463) Interest expense, net (518) (574) (1,033) (1,145) Gain (loss) on extinguishment of debt 542 (5) 567 (5) Loss from equity investees, net (23) (22) (71) (59) Other income (expense), net 172 27 158 (46) Loss before income taxes (10,035) (1,480) (10,854) (2,718) Income tax benefit (expense) 7 260 (129) 438 Net loss (10,028) (1,220) (10,983) (2,280) Net income attributable to noncontrolling interests (10) (16) (17) (24) Net loss (income) attributable to redeemable noncontrolling interests 52 (4) 48 (5) Net loss available to Warner Bros. Discovery, Inc. $ (9,986) $ (1,240) $ (10,952) $ (2,309) Net loss per share available to Warner Bros. Discovery, Inc. Series A common stockholders: Basic $ (4.07) $ (0.51) $ (4.48) $ (0.95) Diluted $ (4.07) $ (0.51) $ (4.48) $ (0.95) Weighted average shares outstanding: Basic 2,451 2,437 2,447 2,434 Diluted 2,451 2,437 2,447 2,434 8 Warner Bros. Discovery, Inc. Consolidated Statements of Operations Q2 2024 Earnings Press Release | August 7, 2024

9 Unaudited; in millions, except par value June 30, 2024 December 31, 2023 ASSETS Current assets: Cash and cash equivalents $ 3,613 $ 3,780 Receivables, net 6,166 6,047 Prepaid expenses and other current assets 3,651 4,391 Total current assets 13,430 14,218 Film and television content rights and games 20,010 21,229 Property and equipment, net 6,043 5,957 Goodwill 25,740 34,969 Intangible assets, net 35,157 38,285 Other noncurrent assets 7,649 8,099 Total assets $ 108,029 $ 122,757 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 1,151 $ 1,260 Accrued liabilities 10,926 10,368 Deferred revenues 2,022 1,924 Current portion of debt 3,669 1,780 Total current liabilities 17,768 15,332 Noncurrent portion of debt 37,289 41,889 Deferred income taxes 7,806 8,736 Other noncurrent liabilities 9,751 10,328 Total liabilities 72,614 76,285 Commitments and contingencies Redeemable noncontrolling interests 118 165 Warner Bros. Discovery, Inc. stockholders’ equity: Series A common stock: $0.01 par value; 10,800 and 10,800 shares authorized; 2,681 and 2,669 shares issued; and 2,451 and 2,439 shares outstanding 27 27 Preferred stock: $0.01 par value; 1,200 and 1,200 shares authorized, 0 shares issued and outstanding — — Additional paid-in capital 55,332 55,112 Treasury stock, at cost: 230 and 230 shares (8,244) (8,244) Accumulated deficit (11,880) (928) Accumulated other comprehensive loss (890) (741) Total Warner Bros. Discovery, Inc. stockholders’ equity 34,345 45,226 Noncontrolling interests 952 1,081 Total equity 35,297 46,307 Total liabilities and equity $ 108,029 $ 122,757 9 Warner Bros. Discovery, Inc. Consolidated Balance Sheets Q2 2024 Earnings Press Release | August 7, 2024

10 Six Months Ended June 30, Unaudited; in millions 2024 2023 Operating Activities Net loss $ (10,983) $ (2,280) Adjustments to reconcile net income to cash provided by (used in) operating activities: Content rights amortization and impairment 7,747 9,361 Depreciation and amortization 3,632 3,972 Deferred income taxes (889) (1,426) Share-based compensation expense 260 248 Equity in losses of equity method investee companies and cash distributions 83 112 Gain on sale of investments (203) — (Gain) loss on extinguishment of debt (567) 5 Impairments and loss on dispositions 9,407 37 Gain from derivative instruments, net (33) (111) Other, net 58 129 Changes in operating assets and liabilities, net of acquisitions and dispositions: Receivables, net (191) (433) Film and television content rights, games, and production payables, net (6,351) (7,656) Accounts payable, accrued liabilities, deferred revenues and other noncurrent liabilities (132) (859) Foreign currency, prepaid expenses and other assets, net (25) 284 Cash provided by operating activities 1,813 1,383 Investing Activities Purchases of property and equipment (447) (591) Proceeds from sales of investments 324 — Investments in and advances to equity investments (68) (45) Other investing activities, net 54 69 Cash used in investing activities (137) (567) Financing Activities Principal repayments of term loans — (2,600) Principal repayments of debt, including premiums and discounts to par value (3,703) (660) Borrowings from debt, net of discount and issuance costs 1,617 1,500 Distributions to noncontrolling interests and redeemable noncontrolling interests (161) (269) Securitization receivables collected but not remitted — 405 Borrowings under commercial paper program and revolving credit facility 11,605 2,599 Repayments under commercial paper program and revolving credit facility (11,605) (2,602) Other financing activities, net (27) (56) Cash used in financing activities (2,274) (1,683) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (104) 14 Net change in cash, cash equivalents, and restricted cash (702) (853) Cash, cash equivalents, and restricted cash, beginning of period 4,319 3,930 Cash, cash equivalents, and restricted cash, end of period $ 3,617 $ 3,077 10 Warner Bros. Discovery, Inc. Consolidated Statements of Cash Flows Q2 2024 Earnings Press Release | August 7, 2024

WARNER BROS. DISCOVERY
Q2 2024 Earnings Press Release | August 7, 2024

# Networks Segment: Reconciliation of AT&T SportsNet Business Exit

## Networks Segment Revenues

| Three Months Ended June 30, *$ in millions* | 2024 | 2023 | % Change Reported | % Change Ex-FX(*) |
|---|---|---|---|---|
| **Total revenues** | $ 5,272 | $ 5,758 | (8)% | (8)% |
| **AT&T SportsNet revenues** | — | 94 | NM | NM |
| **Total revenues excluding AT&T SportsNet(*)** | $ 5,272 | $ 5,664 | (7)% | (6)% |

| Three Months Ended June 30, *$ in millions* | 2024 | 2023 | % Change Actual | % Change Ex-FX(*) |
|---|---|---|---|---|
| **Distribution revenues** | $ 2,675 | $ 2,941 | (9)% | (8)% |
| **AT&T SportsNet distribution revenues** | — | 71 | NM | NM |
| **Distribution revenues excluding AT&T SportsNet(*)** | $ 2,675 | $ 2,870 | (7)% | (5)% |

## Networks Segment Operating Expenses

| Three Months Ended June 30, *$ in millions* | 2024 | 2023 | % Change Actual | % Change Ex-FX(*) |
|---|---|---|---|---|
| **Total operating expenses** | $ 3,274 | $ 3,592 | (9)% | (8)% |
| **AT&T SportsNet operating expenses** | 1 | 105 | NM | NM |
| **Total operating expenses excluding AT&T SportsNet(*)** | $ 3,273 | $ 3,487 | (6)% | (5)% |

| Three Months Ended June 30, *$ in millions* | 2024 | 2023 | % Change Actual | % Change Ex-FX(*) |
|---|---|---|---|---|
| **Cost of revenues** | $ 2,531 | $ 2,849 | (11)% | (10)% |
| **AT&T SportsNet cost of revenues** | — | 98 | NM | NM |
| **Cost of revenues excluding AT&T SportsNet(*)** | $ 2,531 | $ 2,751 | (8)% | (7)% |

*NM - Not meaningful*
*(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details*

11

12 Three Months Ended June 30, Unaudited; in millions 2024 2023 Net loss available to Warner Bros. Discovery, Inc. $ (9,986) $ (1,240) Net income attributable to redeemable noncontrolling interests (52) 4 Net income attributable to noncontrolling interests 10 16 Income tax benefit (7) (260) Loss before income taxes (10,035) (1,480) Other (income) expense, net (172) (27) Loss from equity investees, net 23 22 (Gain) loss on extinguishment of debt (542) 5 Interest expense, net 518 574 Operating loss (10,208) (906) Depreciation and amortization 1,744 1,914 Impairment and amortization of fair value step-up for content 522 762 Restructuring and other charges 117 146 Employee share-based compensation 156 135 Transaction and integration costs 51 47 Impairments and loss on dispositions 9,395 6 Amortization of capitalized interest for content 13 22 Facility consolidation costs 5 23 Adjusted EBITDA(*) $ 1,795 $ 2,149 Reconciliation of Net (Loss) Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details Q2 2024 Earnings Press Release | August 7, 2024

(1) Foreign Exchange Impacting Comparability: The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis (“ex-FX”), in addition to results reported in accordance with U.S. GAAP provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with U.S. GAAP. The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2024 Baseline Rate”), and the prior year amounts translated at the same 2024 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies. (2) Adjusted EBITDA: The Company evaluates the operating performance of its operating segments based on financial measures such as revenues and Adjusted EBITDA. Adjusted EBITDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and facility consolidation, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) third-party transaction and integration costs, (vii) amortization of purchase accounting fair value step-up for content, (viii) amortization of capitalized interest for content, and (ix) other items impacting comparability. The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. The Company believes Adjusted EBITDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes employee share-based compensation, restructuring, certain impairment charges, gains and losses on business and asset dispositions, and transaction and integration costs from the calculation of Adjusted EBITDA due to their impact on comparability between periods. Integration costs include transformative system implementations and integrations, such as Enterprise Resource Planning systems, and may take several years to complete. The Company also excludes the depreciation of fixed assets and amortization of intangible assets, amortization of purchase accounting fair value step-up for content, and amortization of capitalized interest for content, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted EBITDA should be considered in addition to, but not a substitute for, operating income, net income, and other measures of financial performance reported in accordance with U.S. GAAP. We prospectively updated certain corporate allocations at the beginning of 2024. The impact to prior periods was immaterial. (3) Free cash flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders. (4) Gross debt: The Company defines gross debt of $41.4 billion as total debt of $41.0 billion, plus finance leases of $429 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. (5) Net leverage: The Company defines net leverage as the calculation where net debt (gross debt of $41.4 billion, less cash, cash equivalents, and restricted cash of $3.6 billion) is divided by the sum of the most recent four quarters Adjusted EBITDA of $9,337 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. Please refer to the Trending Schedules and Non-GAAP Reconciliations posted in the "Quarterly Results" section of the Company's investor relations website (https://ir.wbd.com) for the full reconciliation of net leverage. 13 Definitions and Sources for Warner Bros. Discovery, Inc. Q2 2024 Earnings Press Release | August 7, 2024

14 Definitions and Sources for Warner Bros. Discovery, Inc. Continued Q2 2024 Earnings Press Release | August 7, 2024 (6) Direct-to-Consumer ("DTC") Subscriber: The Company defines a “Core DTC Subscription” as: (i) a retail subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product (defined below) for which we have recognized subscription revenue, whether directly or through a third party, from a direct-to- consumer platform; (ii) a wholesale subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue from a fixed-fee arrangement with a third party and where the individual user has activated their subscription; (iii) a wholesale subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue on a per subscriber basis; (iv) a retail or wholesale subscription to an independently-branded, regional product sold on a stand-alone basis that includes discovery+, HBO, HBO Max, Max, and/or a Premium Sports Product, for which we have recognized subscription revenue (as per (i) –(iii) above); and (v) users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. The Company defines a “Premium Sports Product” as a strategically prioritized, sports-focused product sold on a stand- alone basis and made available directly to consumers. The current “independently-branded, regional products” referred to in (iv) above consist of TVN/Player and BluTV. Subscribers to multiple WBD DTC products (listed above) are counted as a paid subscriber for each individual WBD DTC product subscription. We may refer to the aggregate number of Core DTC Subscriptions as “subscribers”. The reported number of “subscribers” included herein and the definition of “DTC Subscription” as used herein excludes: (i) individuals who subscribe to DTC products, other than discovery+, HBO, HBO Max, Max, a Premium Sports Product, and independently-branded, regional products (currently consisting of TVN/ Player and BluTV), that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) a limited number of international discovery+ subscribers that are part of non-strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) domestic and international Cinemax subscribers, and international basic HBO subscribers; and (iv) users on free trials except for those users on free trial that convert to a DTC Subscription within the first seven days of the next month as noted above. Domestic subscriber - We define a Domestic subscriber as a subscription based either in the United States of America or Canada. International subscriber - We define an International subscriber as a subscription based outside of the United States of America or Canada. (7) ARPU: The Company defines DTC Average Revenue Per User ("ARPU") as total subscription revenue plus net advertising revenue for the period divided by the daily average number of paying subscribers for the period. Where daily values are not available, the sum of beginning of period and end of period divided by two is used. Excluded from the ARPU calculation are: (i) Revenue and subscribers for DTC products, other than discovery+, HBO, HBO Max, Max, a Premium Sports Product, and independently-branded, regional products (currently consisting of TVN/Player and BluTV), that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) A limited amount of international discovery+ revenue and subscribers that are part of non-strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) Cinemax, Max/HBO hotel and bulk institution (i.e., subscribers billed on a bulk basis), and international basic HBO revenue and subscribers; and (iv) Users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. (8) Source: Max press release dated June 11, 2024 (https://press.wbd.com/us/media-release/max/max-arrives-france-and-poland-and-enhanced-offering-rolls- out-netherlands-and-0). (9) Source: Nielsen, P2+ AA(000s). Thu, 6/27/24. Aggregate of broadcast and cable networks that aired debate. Based on Live+3, incl. OOH. (10) Source: Nielsen, 2Q24 (4/01/24-06/30/24) vs. YAGO, P18-49, Live+3 program-based data, CVG Ratings, Primetime, Ad-supported cable, Ranks: excl. breakouts and nets with less than 35% duration per day. (11) Revenue Excluding Exit From AT&T SportsNet Business: The Company defines revenues excluding the exit from the AT&T SportsNet business as total revenues less revenues from the AT&T SportsNet business. The Company may exclude revenues from the AT&T SportsNet business at the consolidated level, segment level, or both. The Company believes this measure is relevant to investors because it allows them to analyze our operating performance on businesses that the Company continues to operate on an ongoing basis. (12) Operating Expenses Excluding Exit From AT&T SportsNet Business: The Company defines operating expenses excluding the exit from the AT&T SportsNet business as total operating expenses less operating expenses from the AT&T SportsNet business. The Company may exclude revenues from the AT&T SportsNet business at the consolidated level, segment level, or both. The Company believes this measure is relevant to investors because it allows them to analyze our operating performance on businesses that the Company continues to operate on an ongoing basis. Furiosa: A Mad Max Saga available for home viewing. TV series are available to watch, stream, or buy now. Source: Warner Bros. Discovery, Inc.